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EXHIBIT 4.12

                      A.   BORROWING AND AGENCY AGREEMENT

                                                                 April 24, 1998



Brown Brothers Harriman & Co.

40 Water Street, Boston

Massachusetts  02109




Gentlemen:




     The undersigned, SeraCare, Inc., a California Corporation, with an address of 1925 Century Park East, Suite 1970, Los Angeles, California 90067 ("SeraCare"), Avre, Inc., a Nevada corporation, with an address of 3529 W. McDowell, Phoenix, Arizona 85029 ("Avre"); Binary Associates, Inc., a Colorado corporation with an address of 1925 Century Park East, Suite 1970, Los Angeles, California 90067("Binary"); SeraCare Acquisitions, Inc., a Nevada corporation, with an address of 1925 Century Park East, Suite 1970, Los Angeles, California 90067 ("Acquisitions"); BHM Labs, Inc., an Arkansas corporation, with an address of 910 N. 32nd Street, Fort Smith, Arizona 85029 ("BHM"); Sera Care Technology, Inc., a Nevada corporation, with an address of 2170 Woodward, Austin, Texas 78744 ("Technology"); Western States Group, Inc., a California corporation, with an address of 131 W. Beech Street, Suite A, Fallbrook, California 92028 are referred to as the "PRINCIPAL OBLIGORS" and SeraCare, is referred to in such additional capacity as the "AGENT BORROWER", have requested that you establish certain loan arrangements with them (hereinafter the "Loan Arrangements"), and are today executing a Revolving Loan and Security Agreement, Revolving Term Note and other documents with Brown Brothers Harriman & Co. (hereinafter the "Lender"), pursuant to which the Lender will make revolving credit loans, or otherwise extend credit accommodations to the Principal Obligors, subject to the terms and conditions therein set forth.

     The undersigned request that as a convenience to them, such loans as may be


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made under the Loan Arrangement be directed to the Agent Borrower which will, in turn, distribute the proceeds thereof to the Principal Obligors. As an additional inducement for Lender to establish the Loan Arrangements and to direct such loans as may be made thereunder to the Agent Borrower, as described above, each of the undersigned covenants and agrees as follows:

     1. Loans and advances under the Loan Arrangement shall be requested solely by the Agent Borrower as agent for the Principal Obligors. In connection therewith each Principal Obligor has authorized the Agent Borrower to execute promissory notes to the Lender from time to time to evidence the liabilities, obligations and indebtedness of the Principal Obligors to the Lender. The authority of the Agent Borrower so to request loans on behalf of, and to bind, the Principal Obligors, shall continue unless and until Lender actually receives written notice of the termination of such authority, which notice is signed by the respective Presidents or Treasurers of each of the Principal Obligors.

     2. Any advances which may be made by Lender under the Loan Arrangements which are directed to the Agent Borrower shall be received by the Agent Borrower in trust for the Principal Obligors. The Agent Borrower shall distribute the proceeds of any such advances solely to the Principal Obligors for such uses as are permitted under the Loan Arrangements. Each Principal Obligor shall be directly indebted to Lender for each advance distributed to it by the Agent Borrower as if that amount had been advanced directly by Lender to the Principal Obligor which received such proceeds. In addition, the other Principal Obligors shall also be obligated to Lender in such amount.

     3. All advances by Lender to and for each Principal Obligor made directly to the Agent Borrower under the Loan Agreement shall be based on the collective Borrowing Base of all Principal Obligors pursuant to the terms of such Loan Arrangement.

     4. All notices to be made by Lender to all Principal Obligors shall be deemed duly given if they are in writing and addressed to the Agent Borrower at its address as set forth in the Loan Arrangements, or at any other place such party may designate by notice in writing in accordance therewith.

     5. The Lender shall have no responsibility to inquire as to the distribution of loans and advances made by Lender through the Agent Borrower as described herein. The Agent Borrower and each of the Principal Obligors agrees to indemnify, defend, and to hold Lender harmless of, to, and from any liability, claim, demand, expense, or loss made against Lender on account of, or arising out of, the Loan Arrangements, and the Lender's reliance upon loan requests made by the Agent Borrower.

     6. The Lender may issue one monthly statement to the Agent Borrower on behalf of all of the Principal Obligors, which statement shall cover all of the loans and advances made by Lender through the Agent Borrower as described herein and shall be deemed correct and accepted by the Agent Borrower and each of the Principal Obligors, unless Lender is


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provided within fifteen (15) days of the receipt of that statement by Agent
Borrower with written notice by the Agent Borrower of exceptions with respect to that monthly statement. Such notice shall set forth, with reasonable particularity, the reasons for such exceptions.

     7. In consideration of the continuance of the mutually beneficial business relationships of the Principal Obligors, and to induce the Lender to enter into the Loan Arrangements, each of the Principal Obligors hereby agrees to guarantee the payment when due of the other Principal Obligors' indebtedness to the Lender from time to time outstanding in accordance with the terms of that certain Cross-Guaranty Agreement, of even date herewith, by the Principal Obligors in favor of the Lender.

     8. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provisions of this Agreement shall be valid and be enforced to the fullest extent permitted by law.


                             [INTENTIONALLY LEFT BLANK]


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                                     Very truly yours,


                                     PRINCIPAL OBLIGORS:


                                     SeraCare, Inc.



----------------------               By:   /s/ Barry D. Plost
                                         --------------------------------
                                         Barry D. Plost, Chairman and CEO



                                     Avre, Inc.



----------------------               By:   /s/ Barry D. Plost
                                         --------------------------------
                                         Barry D. Plost, Chairman and CEO



                                     Binary Associates, Inc.



----------------------               By:   /s/ Barry D. Plost
                                         ------------------------------------
                                         Barry D. Plost, Chairman and CEO



                                     SeraCare Acquisitions, Inc.



----------------------               By:   /s/ Barry D. Plost
                                         ------------------------------------
                                         Barry D. Plost, Chairman and CEO



                                     BHM Labs, Inc.



----------------------               By:   /s/ Barry D. Plost
                                         ------------------------------------
                                         Barry D. Plost, Chairman and CEO


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                                     SeraCare Technology, Inc.



----------------------               By:   /s/ Barry D. Plost
                                         ------------------------------------
                                         Barry D. Plost, Chairman and CEO


                                     Western States Group, Inc.


----------------------               By:   /s/ Barry D. Plost
                                         ------------------------------------
                                         Barry D. Plost, Chairman and CEO




                                   AGENT BORROWER


                                     SeraCare, Inc.



                                     By:   /s/ Barry D. Plost
                                         ------------------------------------
                                         Barry D. Plost, Chairman and CEO

Accepted: Brown Brothers Harriman & Co.



By:    /s/ Joseph E. Hall
   --------------------------------
     Joseph E. Hall, Deputy Manager








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